Exhibit 99.1

RH REPORTS RECORD FIRST QUARTER 2022 RESULTS

CORTE MADERA, Calif.--(BUSINESS WIRE)—June 2, 2022--RH (NYSE: RH) has released its financial results for the first quarter ended April 30, 2022, in a shareholder letter from Chairman and Chief Executive Officer Gary Friedman, available on the Investor Relations section of its website at ir.rh.com.

As previously announced, RH leadership will host a live conference call and audio webcast at 2:00 pm Pacific Time (5:00 pm Eastern Time) today. The conference call may be accessed by dialing 866.940.6255 or 270.215.9567 for international callers. The call and replay can also be accessed via audio webcast at ir.rh.com.

ABOUT RH

RH (NYSE: RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its retail galleries, source books, and online at RH.com, RHModern.com, RHBabyandChild.com, RHTEEN.com and Waterworks.com.

CONTACTS

PRESS CONTACT

truthgroup@RH.com

INVESTOR RELATIONS CONTACT

Allison Malkin, 203.682.8225, allison.malkin@icrinc.com